EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended June 30, 2011 of Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Global Trend Fund, L.P.

Date: August 15, 2011	THE CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer